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                                                                    Exhibit 10.3

                                                                  EXECUTION COPY

                               GUARANTY AGREEMENT

     GUARANTY AGREEMENT (this "Agreement") between LIBBEY INC. ("Guarantor"), a Delaware corporation, and VITRO, S.A. DE C.V., a Mexican corporation (referred to herein as "Vitro" or "Guaranteed Party"), effective as of June 16, 2006 (the "Effective Date").

                             PRELIMINARY STATEMENTS

          As of April 2, 2006, certain affiliates of Guarantor and Vitro have entered into the Purchase Agreement, as amended on or prior to the date hereof (the "Purchase Agreement") among Vitro, Crisa Corporation, Crisa Libbey S.A. de C.V., Vitrocrisa Holding, S. de R.L. de C.V., Vitrocrisa S. de R.L. de C.V., Vitrocrisa Comercial, S. de R.L. de C.V., Crisa Industrial, L.L.C., Libbey Mexico, S. de R.L. de C.V., Libbey Europe B.V., and LGA3 Corp..

          In connection with the consummation of the transactions contemplated by the Purchase Agreement, as of the date hereof Vitro has executed and delivered that certain Corporate Guaranty in favor of Fondo Stiva, S.A. de C.V. ("Stiva"), a copy of which is attached hereto as Exhibit A (the "Vitro/Stiva Guaranty"), pursuant to which it has guaranteed certain obligations of Vitrocrisa, S. de R.L. de C.V., and any subsidiary or affiliate hereof (and the successors and assigns of the foregoing) (collectively, "Vitrocrisa") as specified therein.

          As a material inducement to Vitro to consummate the transactions contemplated by the Purchase Agreement and to deliver the Vitro/Stiva Guaranty, Guarantor has agreed to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises, Guarantor hereby agrees as follows:

          1. Guaranty. (a) Subject to the provisions of Section 1(b) and (c), Guarantor hereby irrevocably guarantees to Vitro the due and punctual performance, including payment, by Vitrocrisa, of all of the obligations and covenants guaranteed by Vitro pursuant to the terms of the Vitro/Stiva Guaranty (collectively such obligations and covenants, as may from time to time be amended, altered or modified, are hereinafter referred to as the "Performance Obligations", and such guarantee to Vitro of the Performance Obligations is hereinafter referred to as the "Guaranty"). The Guaranty may be satisfied by Guarantor performing, or by Guarantor causing the Performance Obligations to be performed. Guarantor shall forthwith, upon the request of the Guaranteed Party, pay such additional amounts as may be necessary to reimburse the Guaranteed Party for all reasonable costs and expenses (including, without limitation, reasonable legal fees) incurred to enforce this Agreement as a result of any failure or

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inability of Guarantor to duly and punctually perform its obligations under this
Agreement.

          (b) Notwithstanding any provision to the contrary contained in this Agreement, (i) Guarantor shall not be obligated to perform the Guaranty until 10
(ten) Business Days after the date Guarantor has received written notice from the Guaranteed Party of a failure by Vitrocrisa to perform any of its Performance Obligations; and (ii) except for defenses arising from the proceedings described in Section 2(vi), Guarantor shall have the right to assert any setoff, claim, counterclaim or other defense otherwise available to Vitrocrisa with respect to the Performance Obligations, provided that Guarantor must immediately pay all amounts and obligations that are not subject to a setoff, claim, counterclaim or other defense.

          (c) The foregoing limitations shall not imply any specification of which Performance Obligations are guaranteed, and the Guaranteed Party may request from the Guarantor the payment or performance of any Performance Obligations. The Guaranteed Party may apply all payments received for application to the Performance Obligations in the order determined by the Guaranteed Party.

          2. Guaranty Absolute. Except as provided in Section 1(b) and (c), the obligations of Guarantor under the Guaranty (a) shall not be subject to any reduction, limitation, impairment or termination for any reason other than by reason and only to the extent of the payment or performance of the Performance Obligations (including any waiver, release, surrender, alteration or compromise); (b) shall not be subject to recoupment or termination; and (c) shall be absolute and unconditional irrespective of:

          (i) any waiver, modification, extension or renewal or assignment of all or any of the Vitro/Stiva Guaranty and the Performance Obligations (except in the circumstances and to the extent described in Section 7);

          (ii) the failure of the Guaranteed Party or of Vitrocrisa or of any other person to assert any claim or demand or to enforce any right or remedy or to mitigate damages;

          (iii) the furnishing or acceptance of any collateral or credit support or the release of any collateral or credit support held by the Guaranteed Party or any other person for all or any of the Performance Obligations;

          (iv) any default, failure or delay, willful or otherwise, in the performance of the Performance Obligations by Vitrocrisa;

          (v) any sale, transfer or other disposition, directly or indirectly, by Guarantor of any interest in Vitrocrisa;

          (vi) any insolvency, bankruptcy, reorganization, arrangement, composition, liquidation, dissolution or similar proceeding with respect to Vitrocrisa (and


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therefore the Performance Obligations shall include post petition interest and other obligations with respect to the Performance Obligations that would accrue but for such proceedings); or

          (vii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Guarantor in respect of the Guaranty as a matter of law or equity in each case, other than the payment or performance of the Performance Obligations.

          3. Guarantor's Waiver, Remedies; Subrogation. Except as provided in
Section 1(b), Guarantor hereby waives (i) notice of acceptance of this Agreement; (ii) promptness, diligence, presentment and demand for performance;
(iii) protest and notice of dishonor or of default; (iv) any right, defense or other benefit it may have with respect to this Agreement (including, without limitation, any right to terminate, or to assert any defense to its performance of its obligations under this Agreement) arising under any bankruptcy code; and
(v) any other circumstance which might otherwise constitute a defense available to it (other than a defense of performance) or a discharge of it other than as set forth in Section 2(c)(vi) above. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any rights hereunder shall operate as a waiver thereof, nor shall any such delay or any single or partial exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The Guaranteed Party may assert a claim against or seek reimbursement for payments it makes with respect to its obligations under the Vitro/Stiva Agreement either from Vitrocrisa as provided by the Vitro/Stiva Agreement or the Guarantor as provided by this Agreement, but in no event shall the Guaranteed Party be entitled to reimbursement in excess of
(a) payments made by it to Stiva in satisfaction of its obligations under the Vitro/Stiva Agreement, plus (b) such additional amounts as may be necessary to reimburse the Guaranteed Party for all reasonable costs and expenses (including, without limitation, reasonable legal fees) incurred to enforce this Agreement as a result of any failure or inability of Guarantor to duly and punctually perform its obligations under this Agreement.

          If Guarantor makes a payment of any amount to Stiva as a consequence of this Agreement, Guarantor will subrogate to Guaranteed Party in the recovery rights against Vitrocrisa, pursuant to applicable legal terms. Guarantor shall enforce or be entitled to enforce any reimbursement from Vitrocrisa in respect of payments made by Guarantor hereunder. Nothing in this paragraph shall restrict the right of Guarantor to ask for and receive from Vitrocrisa distributions or other voluntary payments from Vitrocrisa.

          4. Continuing Guaranty. The Guaranty is a present and continuing guarantee of payment and performance and not of collection and, subject to the terms and conditions set forth herein, is not conditional or contingent upon any attempt to collect or obtain performance form Vitrocrisa. Guarantor waives any right, as a condition to the enforcement of the Guaranty or the reimbursement and indemnity obligations set forth herein, that any action or other proceeding be brought against Vitrocrisa or any other


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person, that resort be made to any collateral or credit support held for performance of the Performance Obligations or that any other remedy be exercised against Vitrocrisa or any other person.

          5. Representations and Warranties. Guarantor represents and warrants to the Guaranteed Party that as of the Effective Date:

          (a) Guarantor is a corporation validly existing and in good standing under the laws of the State of Delaware. Guarantor has the corporate power and authority to own its property and assets, carry on its business as it is now conducted and to enter into and perform its obligations under this Agreement.

          (b) This Agreement has been duly authorized by all necessary corporate action on the part of Guarantor and has been duly executed and delivered by Guarantor, and the execution delivery and performance of this Agreement by Guarantor do not and will not (i) require any approval of the stockholders of Guarantor or any approval or consent of any trustee or holder of any indebtedness or obligation of Guarantor, (ii) contravene any applicable law, regulation, judgment, or order applicable to or binding on Guarantor or any of its properties or assets, (iii) contravene Guarantor's charter or bylaws or (iv) conflict with or, with or without notice or lapse of time of both, cause a material breach or default under any indenture, mortgage, loan agreement, lease or other agreement or instrument to which Guarantor is a party or by which Guarantor or any of its properties or assets is bound.

          (c) This Agreement constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity.

          (d) There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor before or by any Federal, state, municipal, foreign or other governmental authority, agency, instrumentality, arbitrator or court that, if determined adversely to Guarantor, would materially adversely affect the ability of Guarantor to perform its obligations under this Agreement.

          6. Rights and Powers. The Guaranteed Party may proceed, either in its own name or otherwise, to protect and enforce any or all of its respective rights under this Agreement in equity, at law or by other appropriate proceedings, including for the specific performance of any covenants or agreements contained in this Agreement, and shall be entitled to require and enforce the performance of all acts and obligations required to be performed hereunder by Guarantor.

          7. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of the successors and assigns of the Guaranteed Party.


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          8. Term. Subject to Section 9 hereof, Guarantor's obligations under this Agreement shall continue in full force and effect until the earlier of the date on which (i) all of the Performance Obligations have been performed in full or (ii) Vitro's obligations with respect to Vitrocrisa, under the Vitro/Stiva Guaranty, are fully and unconditionally released; provided that such termination shall not release Guarantor from the obligation to pay to the Guaranteed Party any amounts which relate to (i) the Performance Obligations that have accrued with respect to the period up to and including the date of termination of this Agreement and (ii) claims pending as of the date of termination of this Agreement that were previously asserted in accordance with Section 1.

          9. Reinstatement. Guarantor agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Performance Obligation is rescinded or must otherwise be restored by the Guaranteed Party or any other person upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Vitrocrisa or otherwise. Guarantor shall not commence, or join in the commencement of, any case under the Bankruptcy Code against Vitrocrisa.

          10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective party at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section
10):

          (a)  If to Vitro:

          Av. Ricardo Margain Zozaya #440
          Col. Valle del Campestre
          San Pedro Garza Garcia, Nuevo Leon, 66265
          Mexico
          Attn: Director Juridico
          Telephone No.: (5281) 8863-1200
          Facsimile No.: (5281) 8863-1372

          (b)  If to Guarantor:

          Libbey Inc.
          300 Madison Avenue
          Toledo, Ohio 43604
          Attn: Richard I. Reynolds
          Telephone No.: (419) 325-2100
          Facsimile No.: (419) 325-2585


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          SECTION 11. Severability. If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

          SECTION 12. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of Vitro and Guarantor (which consent may not be unreasonably withheld), as the case may be.

          SECTION 13. Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Vitro and Guarantor or (b) by a waiver in accordance with Section 14.

          SECTION 14. Waiver. Either Vitro or Guarantor may (a) extend the time for the performance of any of the obligations or other acts of the other party,
(b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either Vitro or Guarantor to assert any of their rights hereunder shall not constitute a waiver of any of such rights.

          SECTION 15. Governing Law. This Agreement, and any disputes arising hereunder, shall be governed by, and construed in accordance with, the applicable laws in the State of New York. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the city of New York, New York. Consistent with the preceding sentence, the parties hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the city of New York, New York for the purpose of any action arising out of or relating to this Agreement brought by any party and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, that any other forum would be more convenient or less burdensome, or that this Agreement or the transactions contemplated herein may not be enforced in or by any of the above-named courts.

          SECTION 16. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed


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to be an original, but all of which taken together shall constitute one and the same agreement.

          SECTION 17. Entire Agreement. This Agreement and the Purchase Agreement contain the final, complete and exclusive statement of the agreement between the parties with respect to the subject matter hereof and all prior or contemporaneous agreements with respect to the subject matter hereof are superseded hereby.

                            (Signature page follows)


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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first written above.

                                        LIBBEY INC.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        VITRO, S.A. DE C.V.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                  [Signature page to Stiva Guaranty Agreement]